EXHIBIT 5.1


                 [Letterhead of Stubbs Alderton & Markiles, LLP]

                                  June 16, 2003



Tarrant Apparel Group
3151 East Washington Boulevard
Los Angeles, California 90023


Ladies/Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit
5.1 filed by Tarrant Apparel Group, a California corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 2,000,000 shares of common stock of the Company (the "Shares"), issuable pursuant to the Stock Option Agreements with each of Gerard Guez and Todd Kay (the "Option Agreements").

         We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Option Agreements, the Shares will be validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                                            Respectfully submitted,

                                            /s/ Stubbs Alderton & Markiles, LLP
                                            ------------------------------------
                                            STUBBS ALDERTON & MARKILES, LLP